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                           T. ROWE PRICE INDEX TRUST, INC.


                                ARTICLES OF AMENDMENT

               T. Rowe Price Index Trust, Inc., a Maryland corporation,

          having its principal office in the City of Baltimore, Maryland

          (hereinafter called the "Corporation"), hereby certifies to the

          State Department of Assessments and Taxation of Maryland that:

               FIRST:  The Charter of the Corporation is hereby amended by deleting subparagraph (viii) "Certificates" of paragraph E,

          Article SEVENTH thereof.

               SECOND:  The Board of Directors of the Corporation, on March

          6, 1991, duly adopted a resolution in which was set forth the foregoing amendment of the Charter of the Corporation, declaring that said amendment as proposed was advisable and directing that it be submitted for action thereon by the shareholders of the

          Corporation at the annual meeting of shareholders to be held on

          April 18, 1991.

               THIRD:  Notice setting forth a summary of the change to be effected by said amendment of the Charter, and stating that a purpose of said meeting of shareholders would be to take action thereon, was given, as required by law, to all shareholders entitled to vote thereon.

               FOURTH:  The amendment to Article SEVENTH of the Charter as hereinabove set forth was approved by the shareholders of the

          Corporation at said meeting on April 18, 1991, by the affirmative vote of 598,556.532 shares of the 1,151,452.754 shares of common stock issued and outstanding, or 51.983% of the votes entitled to be cast thereon, which vote was sufficient to approve such amendment pursuant to the provisions of the Charter of the

          Corporation which require the approval of a majority of the votes entitled to be cast on any such amendment, notwithstanding any provision of the law requiring a greater portion.





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               FIFTH:  The amendment of the Charter as hereinabove set

          forth has been duly advised by the Board of Directors and

          approved by the shareholders of the Corporation.

               IN WITNESS WHEREOF, T. ROWE PRICE INDEX TRUST, INC. has

          caused these presents to be signed in its name and on its behalf by its Vice President, and its corporate seal to be hereunto affixed and attested by its Secretary, on May 1, 1991.

                                        T. ROWE PRICE INDEX TRUST, INC.

                                             /s/James S. Riepe
                                        By:  ______________________________
                                             James S. Riepe, Vice President

          ATTEST:

          /s/Lenora V. Hornung
          ________________________
          Lenora V. Hornung, Secretary


          STATE OF MARYLAND )
                            )SS.:
          COUNTY OF BALTIMORE)
















               I HEREBY CERTIFY that on May 1, 1991, before me the

          subscriber, a Notary Public of the State of Maryland, in and for

          the City of Baltimore, personally appeared James S. Riepe, Vice

          President of T. ROWE PRICE INDEX TRUST, INC., a Maryland

          corporation, and in the name and on behalf of said Corporation acknowledged the foregoing Articles of Amendment to be the corporate act of said Corporation; and at the same time made oath in due form of law that the matters and facts set forth in said

          Articles of Amendment with respect to the approval of the said amendments are true to the best of his knowledge, information and belief.

               WITNESS my hand and notarial seal, the day and year last

          above written.


                                        /s/Catherine L. Berkenkemper
                                        __________________________________
                                                    Notary Public




































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                           T. ROWE PRICE INDEX TRUST, INC.

                              CERTIFICATE OF CORRECTION
                         TO AMENDED ARTICLES OF INCORPORATION
                          OF T. ROWE PRICE INDEX TRUST, INC.

               T. Rowe Price Index Trust, Inc., a Maryland corporation,

          having its principal office in the city of Baltimore, Maryland is hereby correcting the Amended Articles of Incorporation of T.

          Rowe Price Index Trust, Inc. having been filed on the 20th day of

          February, 1990.  Such correction is being made to Article

          SEVENTH, Paragraph (E) subparagraphs (i), (ii), (iii), (iv), (v),

          (vi) and (vii) by renumbering such subparagraphs as (i), (ii),

          (iii), (iv), (v), (vi), (vii), and (viii), respectively.

               IN WITNESS WHEREOF, T. ROWE PRICE INDEX TRUST, INC. has

          caused these presents to be signed in its name and on its behalf by its Vice President, and its corporate seal to be hereunto affixed and attested by its Secretary, on May 1, 1991.


          ATTEST                        T. ROWE PRICE INDEX TRUST, INC.

          /s/Lenora V. Hornung               /s/James S. Riepe
          ________________________      By:  ______________________________
          Secretary                          Vice President





























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          STATE OF MARYLAND )
                            )SS.:
          COUNTY OF BALTIMORE)


               I HEREBY CERTIFY that on May 1, 1991, before me the

          subscriber, a Notary Public of the State of Maryland, in and for

          the City of Baltimore, personally appeared James S. Riepe, Vice

          President of T. ROWE PRICE INDEX TRUST, INC., a Maryland

          corporation, and in the name and on behalf of said Corporation acknowledged the foregoing Certificate of Correction to be the corporate act of said Corporation; and at the same time made oath in due form of law that the matters and facts set forth in said

          Certificate of Correction with respect to the approval of the said amendments are true to the best of his knowledge,

          information and belief.

               WITNESS my hand and notarial seal, the day and year last

          above written.


                                        /s/Catherine L. Berkenkemper

          ______________________________________
                                                    Notary Public